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                                                                 Exhibit (23)(a)

                               Consent of KPMG LLP

BOARD OF DIRECTORS
FIRST UNION CORPORATION

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Union Corporation of our report dated January 18, 2001, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the 2000 Annual Report to Stockholders which is incorporated by reference in First Union Corporation's 2000 Annual Report on Form 10-K which is incorporated by reference in this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

                                             KPMG LLP

Charlotte, North Carolina
March  15, 2001